EXHIBIT 10(b)
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                           SECOND AMENDMENT TO LEASE

     This Second Amendment, dated as of December 30, 1999, to that certain sublease made and entered into as of the 25th day of November, 1985 (hereinafter the "1985 Sublease") by and between Millipore Corporation, a Massachusetts Corporation, with an address at 80 Ashby Road, Bedford, Massachusetts 01730 (the "Lessor") and Spire Corporation, a Massachusetts corporation with an address of Patriots Park, Bedford, Massachusetts 01730 (the "Tenant").

     In consideration of Lessor not exercising its rights under Section 9 of the 1985 Sublease to recapture approximately 21,275 square feet of the Leased Space by virtue of the sublease by the Tenant of such portion of the Leased Space to Methode Electronics, Inc., and of the mutual promises and agreements herein contained, Lessor and Tenant hereby agree that the following Paragraph 7(h) shall be added to the 1985 Sublease as of the date first above written.

           (h) Tenant hereby agrees to make advance payment of the Rental specified in paragraphs 4(b), 4(c) and 4(d), calculated as herein provided, on the first day of every month without demand or invoice. The amount of such advance payment or rental shall be calculated by taking one-twelfth (1/12) of the aggregate of the Rental due in accordance with paragraphs 4(b), 4(c) and 4(d) during the preceding calender year. Within thirty (30) days following the end of each calendar quarter Lessor agrees to provide Tenant with a statement reconciling the advance payments received as provided herein against the actual amounts of such Rental for which Lessor was billed during such calendar quarter. In the event that such reconciliation statement shows that the advance payments made by Tenant hereunder exceed the amounts of such Rental for which Tenant was billed, then the amount of the advance payment of Rental due on the next succeeding monthly payment date shall be reduced by the amount of such excess. In the event that such reconciliation statement shows that the advance payments made by Tenant hereunder are less than the amounts of such Rental for which Lessor was billed, then Tenant shall promptly pay Lessor the amount of such shortfall.

     In all other respects the 1985 Sublease shall remain in full force and effect in accordance with its terms.


SPIRE CORPORATION                       MILLIPORE CORPORATION

By: /s/ Roger G. Little                 By: /s/ Francis J. Lunger
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Name: Roger G. Little                   Name: Francis J. Lunger
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Title: President & CEO                  Title: Executive VP & COO
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